UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2009

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-08895	33-0091377
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 300 Long Beach, California		90806
(Address of Principal Executive Offices)		(Zip Code)

(562) 733-5100

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2009, Mark A. Wallace tendered his resignation as Executive Vice President, Chief Financial Officer and Treasurer of HCP, Inc. (the “Company”), effective March 31, 2009.  A copy of the press release announcing his resignation is attached as Exhibit 99.1 hereto and is incorporated by reference herein. At the request of the Board of Directors, Mr. Wallace has agreed to serve in a consulting capacity until March 31, 2010 to assist in the transition.  The Company has entered into a resignation and consulting agreement with Mr. Wallace pursuant to which, among other things, the Company will pay Mr. Wallace a bonus of $92,500 with respect to his service to the Company for the first three months of 2009 and $60,000 per month during the consultancy period during which any restricted stock or restricted stock units scheduled to vest during such period will continue to do so.  The Company will also reimburse Mr. Wallace for any COBRA premiums paid by Mr. Wallace for up to 18 months.  The resignation and consulting agreement also contains a mutual release, as well as confidentiality and non-solicitation covenants on the part of Mr. Wallace for the benefit of the Company.

On March 2, 2009, Thomas M. Herzog was appointed to the position of Executive Vice President—Chief Financial Officer of the Company, effective May 1, 2009.  A copy of the press release announcing his appointment is attached as Exhibit 99.2 hereto and is incorporated by reference herein.  Since 2004, Mr. Herzog, 46, had been with Apartment Investment and Management Company, an S&P 500 real estate investment trust headquartered in Denver, Colorado, where he most recently served as Executive Vice President and Chief Financial Officer.  In connection with his role at the Company, Mr. Herzog will receive an annual salary of $350,000 and a bonus for 2009 of $400,000.  After 2009, bonuses will be discretionary in accordance with the compensation arrangements of the Company as in effect from time to time.  In addition, in connection with his appointment, Mr. Herzog will be awarded shares of restricted stock with a grant value of $750,000, which vest in one-third increments beginning with the first anniversary of grant.  In 2010, Mr. Herzog will receive a combination of restricted stock, performance based restricted stock units and stock options with a grant value of $750,000, which will vest in one-fifth increments beginning with the first anniversary of grant.  The Company will also reimburse Mr. Herzog for certain relocation expenses and losses incurred in connection with selling his current home.

On March 2, 2009, George P. Doyle, Senior Vice President—Chief Accounting Officer, 39, was appointed the Company’s principal financial officer on an interim basis for the period from March 31, 2009 until May 1, 2009.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated March 2, 2009, relating to Mark A. Wallace resignation.

99.2	Press Release, dated March 2, 2009, relating to Thomas M. Herzog appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HCP, INC.
(Registrant)

Date: March 2, 2009	By:	/s/ Edward J. Henning
Edward J. Henning
Executive Vice President, General Counsel, Chief
Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Attached as exhibits to this Current Report on Form 8-K are the documents listed below:

Exhibit No.	Description

99.1	Press Release, dated March 2, 2009, relating to Mark A. Wallace resignation.

99.2	Press Release, dated March 2, 2009, relating to Thomas M. Herzog appointment.